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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): March 12, 1999

                             HARVEYS CASINO RESORTS
             (Exact name of registrant as specified in its charter)


           Nevada                     1-12802                  88-0066882
(State or other jurisdiction  (Commission file number)       (IRS Employer
of incorporation)                                        Identification Number)


                         Highway 50 & Stateline Avenue
                                 P. O. Box 128
                            Lake Tahoe, Nevada 89449
                    (Address of principal executive offices)


     Registrant's telephone number, including area code:   (775) 588-2411


                                  Inapplicable
         (Former name or former address, if changed since last report)


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Item 4.  Changes in Registrant's Certifying Accountant

On March 12, 1999, Deloitte & Touche LLP, who had previously been engaged as the principal accountant to audit the financial statements of Harveys Casino Resorts ( the 'Registrant') was dismissed as the Registrant's certifying accountant.

Deloitte and Touche LLP's reports on the financial statements of the Registrant for each of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were the opinions qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change accountants was recommended by the Board of Directors of the Registrant.

During the Registrant's most recent two fiscal years and the subsequent interim period preceding the change in accountants there have been no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP would have caused them to make reference to the subject matter of the disagreement in connection with their report.

During the Registrant's most recent two fiscal years and the subsequent interim period preceding the change in accountants there have been no 'reportable events' as listed in paragraph (a) (1) (v) of Item 304 of Regulation S-K.

On March 12, 1999, Ernst & Young LLP was selected as the principal accountant to audit the Registrant's financial statements.

                                    EXHIBITS

The following exhibit is filed as part of this report:

EXHIBIT NUMBER      EXHIBIT DESCRIPTION
    16.1            Deloitte & Touche LLP's letter regarding
                    change in certifying accountant


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                         HARVEYS CASINO RESORTS
                                                                   (Registrant)


Dated: March 16, 1999                    /s/ John J. McLaughlin
                                         -------------------------------------
                                         John J. McLaughlin
                                         Senior Vice President,
                                         Chief Financial Officer and Treasurer